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                                                                 EXHIBIT 16.1


                                                  Suite 295
                                                  2150 River Plaza Drive
                                                  Sacramento, CA  95833-3880
                                                  916 567-9475

                                                  FAX 916-568-1820



                                       GRANT THORNTON
                                       GRANT THORNTON LLP   Accountants and
                                                            Management
                                                            Consultants

                                                            The U.S. Member Firm
                                                            of Grant Thornton
                                                            International




May 1, 1998

Securities and Exchange Commission
Washington, D.C. 20549



Re:  Java Centrale, Inc.
     File No. 34-0-23936

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Java Centrale, Inc. dated May 1, 1998 and agree with the statements contained therein.


Very truly yours,

     /s/  GRANT THORNTON LLP